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                                                                   EXHIBIT 10.39
                              CONSULTING AGREEMENT

          THIS AGREEMENT, made and entered into this 16th day of October, 2001 is between SHORELINE ENTERPRISES, LLC, a Delaware limited liability company (the "Company"), and APCOA/STANDARD PARKING, INC., a Delaware corporation ("APCOA").

          Myron C. Warshauer ("MW"), the manager and principal owner of the Company, has been the CEO of APCOA pursuant to an Employment Agreement dated March 30, 1998 (the "Employment Agreement"). MW has now voluntarily resigned as an officer/director of APCOA and is providing consulting services to APCOA pursuant to paragraph 5(D) of the Employment Agreement.

          APCOA has now requested that the Company make MW available to provide certain additional consulting services to APCOA. The Company and MW are agreeable to same, but only on the terms set forth in this Agreement.

          IT IS, THEREFORE, AGREED:

          1. CONSULTING COVENANTS. Commencing on the date of this Agreement and continuing until terminated pursuant to paragraph 3 hereof, the Company shall make MW available to consult and advise APCOA concerning matters as to which MW has special competence, knowledge, skill or experience by reason of his former participation in the activities of APCOA. The Company shall be free to determine the amount of time which MW will spend in rendering such consulting services and to determine the specific manner in which his services will be performed, and to arrange Maw's own time, pursuits and consulting schedule; provided, that such services shall be rendered at mutually agreeable times and places, and shall not exceed 16 hours per month (in addition to the 24 hours per month referred to in said paragraph 5(D) of the Employment Agreement). MW shall provide such consulting services as "Vice Chairman (Emeritus)," which title and role shall NOT be that of an officer, director, employee or agent.

          2. CONSIDERATION. In consideration of the promises and covenants of the Company hereunder, APCOA shall pay to the Company the annual sum of One Hundred Fifty Thousand Dollars ($150,000.00), payable not less frequently than monthly. Said amount shall be increased annually to reflect any adjustments in the Consumer Price Index for All Urban Consumers. APCOA shall also reimburse the Company for all expenses duly incurred in connection with the consulting services to be performed hereunder which are authorized by APCOA in writing in advance, upon submission of itemized expense statements in the manner and at the time specified by APCOA.

          3. TERM. Unless mutually agreed otherwise by the parties, this Agreement shall have a term commencing on the date hereof and expiring on the earlier of (i) the "Cutoff Date" (as defined in the Employment Agreement), or
(ii) the

          Company's notice to APCOA that the Company elects to terminate this Agreement. This Agreement shall not be terminated for any other reason whatsoever, including but not limited to "reasonable cause," physical or mental incapacity or the like.

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                  4. NOTICES. Any notice given pursuant to this Agreement shall be in writing and shall be deemed given on the earlier of the date the same is
(a) personally delivered to the party to be notified, with receipt acknowledged, or (b) mailed, postage prepaid, registered or certified with return receipt requested, addressed as follows, or at such other address as a party may from time to time designate in writing:

                  To the Company:         c/o Myron C. Warshauer
                                          1401 Waverly Rd.
                                          Highland Park, IL 60035

                  To APCOA:               c/o John V. Holton
                                          545 Steamboat Rd.
                                          Greenwich, CT 06830

                  With a copy to:         APCOA/Standard Parking, Inc.
                                          900 N. Michigan Ave.
                                          Chicago, IL 60611
                                          Attn: General Counsel

          5. MODIFICATION. No modification, amendment or waiver of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

          6. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

          7. ASSIGNABILITY AND BINDING EFFECT. Neither the Company nor APCOA shall assign its rights or delegate the performance of its obligations hereunder without the prior written consent of the other party. Subject to the provisions of the preceding sentence, all the terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their legal representatives, successors and assigns.

          8. GOVERNING LAW. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois. The unenforceability or invalidity of any provisions of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

          9. CAPTIONS. Captions contained in this Agreement are inserted for convenience only and in no way define, limit, or extend the scope or intent of any provision of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SHORELINE ENTERPRISES, LLC                          APCOA/STANDARD PARKING, INC.

By:                                           By:
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     Its:                                          Its: Chairman
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